Exhibit 10.1

AMENDMENT NO. 8, CONSENT AND INCREMENTAL JOINDER AGREEMENT TO CREDIT AND GUARANTY AGREEMENT

AMENDMENT NO. 8, CONSENT AND INCREMENTAL JOINDER AGREEMENT TO CREDIT AND GUARANTY AGREEMENT, dated as of August 28, 2020 (this “Amendment”), to the Existing Credit Agreement (as defined below), by and among RADNET MANAGEMENT, INC., a California corporation (the “Borrower”), RADNET, INC., a Delaware corporation (“Holdings”), CERTAIN SUBSIDIARIES AND AFFILIATES OF THE BORROWER, as Guarantors, the Lenders party hereto, and BARCLAYS BANK PLC, as administrative agent and collateral agent under the Existing Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”).

RECITALS:

A.                 Reference is made to the Amended and Restated First Lien Credit and Guaranty Agreement, dated as of July 1, 2016 (as amended by that certain Amendment No. 4 to Credit and Guaranty Agreement, dated as of February 2, 2017, that certain Amendment No. 5, Consent and Incremental Joinder Agreement to Credit and Guaranty Agreement, dated as of August 22, 2017, that certain Amendment No. 6, Consent and Incremental Joinder Agreement to Credit and Guaranty Agreement dated as of April 18, 2019, that certain Amendment No. 7 to Credit and Guaranty Agreement dated as of April 18, 2019, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment or as further amended, restated, amended and restated, supplemented or otherwise modified from time to time after the date hereof, the “Credit Agreement”), among Holdings, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent. Except as otherwise provided herein, all capitalized terms used but not defined herein shall have the meanings given them in the Credit Agreement.

B.                  The Borrower has requested certain amendments, consents and other modifications of the Existing Credit Agreement in order to, among other things, (i) permit the issuance of additional Incremental Revolving Commitments to the Borrower in an aggregate principal amount of $57,500,000 (the “2020 Incremental Revolving Commitments; any Incremental Revolving Loans extended under the 2020 Incremental Revolving Commitments, the “2020 Incremental Revolving Loans”; the Lenders in respect of the 2020 Incremental Revolving Loans, the “2020 Incremental Revolving Lenders”) and (ii) make certain other modifications to the Existing Credit Agreement as set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.          Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by the 2020 Incremental Revolving Lenders) of the conditions precedent set forth in Section 6 hereof, the Administrative Agent and 2020 Incremental Revolving Lenders hereby consent to the issuance of the 2020 Incremental Revolving Commitments; it being understood and agreed that (i) such 2020 Incremental Revolving Commitments shall be treated as “Revolving Commitments” and any 2020 Incremental Revolving Loans extended thereunder shall be “Revolving Loans” and “Loans” under the Credit Agreement, as more further set forth herein and (ii) Schedule 1.01(b) to the Existing Credit Agreement shall be amended to reflect the 2020 Incremental Revolving Commitments as set forth in Annex I hereto (the consent items described in this section, the “Consent”).

It is understood and agreed by the parties hereto that the foregoing consents and agreements set forth in this Section 1 are limited solely to the extent provided in this Section 1 and shall not be deemed to constitute a consent or waiver of any other provision of the Existing Credit Agreement or any of the other Loan Documents.

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Section 2.          Amendment of Existing Credit Agreement. Subject to the satisfaction (or waiver in writing by the 2020 Incremental Revolving Lenders) of the conditions precedent set forth in Section 6 hereof, the Existing Credit Agreement is hereby amended (the “Amendments”) as follows:

(a)                Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:

“2020 Incremental Revolving Commitments” shall have the meaning specified in Amendment No. 8.

“Amendment No. 8” means that certain Amendment No. 8, Consent and Incremental Joinder Agreement to Credit and Guaranty Agreement, dated as of the Amendment No. 8 Effective Date, among the Borrower, the Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Amendment No. 8 Effective Date” means the date on which all of the conditions contained in Section 6 of Amendment No. 8 have been satisfied or waived in accordance with the terms thereof.

(b)                The definition of “Revolving Commitment” is amended and restated in its entirety to read as follows:

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1.01(b) (as amended by Amendment No. 7 and Amendment No. 8 to include the respective 2019 Incremental Revolving Commitments and 2020 Incremental Revolving Commitments incurred thereunder) or in the applicable Assignment Agreement, Joinder Agreement or Refinancing Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Amendment No. 8 Effective Date is $195,000,000.

It is understood and agreed by the parties hereto that the foregoing amendments set forth in this Section 2 are limited solely to the extent provided therein and shall not be deemed to constitute an amendment or other modification of any other provision of the Existing Credit Agreement or any of the other Loan Documents.

Section 3.          2020 Incremental Revolving Commitments. Effective as of the Amendment No. 8 Effective Date and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 6 hereof:

(a)                Each 2020 Incremental Revolving Lender (i) confirms that it has received a copy of the Existing Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, solely with respect to the 2020 Incremental Revolving Loans; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender;

(b)                Each 2020 Incremental Revolving Lender hereby agrees to make 2020 Incremental Revolving Loans available pursuant to Section 2.02 of the Credit Agreement in an amount up to its 2020 Incremental Revolving Commitment on the following terms and conditions:

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(i)                 From and after the Amendment No. 8 Effective Date, each 2020 Incremental Revolving Lender shall be a Lender for all purposes under the Credit Agreement and the other Loan Documents.

(ii)               The existing Revolving Loans and any 2020 Incremental Revolving Loans shall be a single Class of Loans for all purposes under the Credit Agreement and payments (whether optional or mandatory) of the existing Revolving Loans and any 2020 Incremental Revolving Loans shall be made on pro rata basis among such existing Revolving Loans and any 2020 Incremental Revolving Loans.

(iii)             The terms of the 2020 Incremental Revolving Commitments and any 2020 Incremental Revolving Loans extended hereunder shall be identical (including with respect to maturity) to those applicable to the existing Revolving Commitments and the existing Revolving Loans, respectively, as in effect immediately prior to the Amendment No. 8 Effective Date and shall rank pari passu in right of payment and security with the existing Revolving Commitments and the existing Revolving Loans.

(iv)              The 2020 Incremental Revolving Commitments and 2020 Incremental Revolving Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

(v)                The 2020 Incremental Revolving Commitments shall be treated as “Revolving Commitments” for all purposes of the Loan Documents and all references to “Revolving Commitments” under the Loan Documents shall be deemed to include the 2020 Incremental Revolving Commitments, and any 2020 Incremental Revolving Loans now or hereafter extended under the 2020 Incremental Revolving Commitments shall be treated as “Revolving Loans” and “Loans” for all purposes under the Loan Documents and all references to “Revolving Loans” and “Loans” under the Loan Documents shall be deemed to include the 2020 Incremental Revolving Loans.

Section 4.          Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:

(a)                Each Loan Party has the requisite power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and each Loan Document, as amended hereby. The execution and delivery of this Amendment and the performance by each Loan Party of this Amendment and each Loan Document (as amended hereby) to which it is a party have been duly approved by all necessary organizational action of each such Loan Party.

(b)                This Amendment has been duly executed and delivered by each Loan Party that is a party hereto and this Amendment is the legally valid and binding obligation of such Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(c)                The execution, delivery and performance by the Loan Parties of this Amendment and the other Loan Documents to which they are parties and the consummation of the transactions contemplated by the Amendment and the other Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of its Subsidiaries, (ii) any of the Organizational Documents of any Loan Party or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Amendment No. 8 Effective Date (as defined below) and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

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(d)                No Default or Event of Default has occurred and is continuing.

(e)                After giving effect to the 2020 Incremental Revolving Commitments, Holdings shall be in pro forma compliance (calculated in accordance with the definition of Consolidated Adjusted EBITDA) with each of the covenants set forth in Section 6.07 of the Existing Credit Agreement as of the last day of the most recently ended Fiscal Quarter.

Section 5.          Reaffirmation of the Loan Parties. Each Loan Party hereby consents to this Amendment and the amendments, consents and other modifications to the Existing Credit Agreement effected hereby and confirms and agrees that each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by such Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 6.          Agreement Effectiveness; Conditions Precedent to Effectiveness. This Amendment shall become effective on the first date when, and only when, each of the applicable conditions set forth below has been satisfied (or waived) in accordance with the terms herein (such date of effectiveness, the “Amendment No. 8 Effective Date”; it being understood and agreed that the Consent shall be deemed effective immediately prior to the Amendment:

(a)                The Administrative Agent shall have received counterparts of this Amendment executed and delivered by the Borrower, Holdings, the 2020 Incremental Revolving Lenders, the Issuing Bank, the Swing Line Lender and the Administrative Agent.

(b)                The Administrative Agent shall have received a certificate or certificates of each Loan Party dated as of the Amendment No. 8 Effective Date signed by an Authorized Officer of such Loan Party (i) (A) certifying and attaching the resolutions or similar consents adopted by such Loan Party on or prior to the Amendment No. 8 Effective Date, which authorize such Loan Party to enter into this Amendment, (B) certifying that the certificate or articles of incorporation or formation and by-laws or operating (or limited liability company) agreement of such Loan Party either (x) have not been amended since the Amendment No. 7 Effective Date or (y) are attached as an exhibit to such certificate and (C) certifying as to the incumbency and specimen signature of each officer executing this Amendment and any related documents on behalf of such Loan Party and (ii) certifying as to the matters set forth in clauses (e) and (g) below.

(c)                The Administrative Agent shall have received a certificate dated as of the Amendment No. 8 Effective Date signed by an Authorized Officer of the Borrower attaching calculations (in reasonable detail) demonstrating compliance with the financial tests described in Section 6.07 of the Existing Credit Agreement.

(d)                All fees and out-of-pocket expenses required to be paid or reimbursed by Holdings and the Borrower in connection with this Amendment, including under any fee letter, for which invoices have been presented a reasonable period of time prior to the Amendment No. 8 Effective Date shall have been paid or reimbursed.

(e)                On the Amendment No. 8 Effective Date, both immediately before and after giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the Amendment No. 8 Effective Date, before and after giving effect to this Amendment, as though made on and as of the Amendment No. 8 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or material adverse effect, such representation or warranty is true and correct in all respects and (ii) no Default or Event of Default shall exist or result therefrom.

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(f)                 On the Amendment No. 8 Effective Date, (i) after giving effect to the consummation of the transactions contemplated by this Amendment and the Credit Agreement and any rights of contribution, the Loan Parties, taken as a whole, are and shall be Solvent and (ii) the Administrative Agent shall have received the Solvency Certificate from the Chief Financial Officer of the Borrower and Holdings.

(g)                The representations and warranties in Section 4 of this Amendment shall be true and correct in all material respects as of the Amendment No. 8 Effective Date.

(h)                The Administrative Agent shall have received a customary legal opinion of (i) Sheppard, Mullin, Richter & Hampton LLP and (ii) in-house counsel to the Loan Parties, each as counsel to the Loan Parties, in respect of the matters covered by this Amendment.

(i)                 The Lenders shall have received, at least three (3) Business Days prior to the Amendment No. 8 Effective Date and to the extent requested in advance of such three (3) Business Day period, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and a certification regarding beneficial ownership required pursuant to 31 C.F.R. § 1010.230.

Section 7.          Fees. The Borrower agrees to pay, to each 2020 Incremental Revolving Lender, an upfront fee (collectively, the “Upfront Fee”) equal to 0.50% of the aggregate principal amount of such 2020 Incremental Revolving Lender’s 2020 Incremental Revolving Commitments.

All fees payable hereunder will be fully earned and due and payable in U.S. dollars in immediately available funds on the Amendment No. 8 Effective Date to the applicable 2020 Incremental Revolving Lender, for its own account, or as directed by it, free and clear of and without deduction for any and all present or future applicable taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (with appropriate gross-up for withholding taxes) and will not be subject to reduction by way of setoff or counterclaim. Once paid, no fee will be refundable under any circumstances. The Borrower’s obligation to pay any fee set forth herein or to cause any such fee to be paid shall be joint and several with any other party having such an obligation. The Upfront Fee shall be in addition to any other fees payable to the 2020 Incremental Revolving Lenders in connection with the 2020 Incremental Revolving Commitments pursuant to the Loan Documents.

Any 2020 Incremental Revolving Lender may allocate all or any portion of the fees payable to it hereunder to its affiliates as it deems appropriate.

Section 8.          Effect of Amendment. On and after the Amendment No. 8 Effective Date, each reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. Except as expressly provided in this Amendment, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, or any other Loan Document in similar or different circumstances. On and after the Amendment No. 8 Effective Date, this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. On and after the Amendment No. 8 Effective Date, as used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof’, and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended by this Amendment.

Section 9.          Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.05 of the Existing Credit Agreement.

Section 10.      Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Amendment shall not constitute a novation of any amount owing under the Existing Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Existing Credit Agreement and the other Loan Documents shall, to the extent not paid or exchanged on or prior to the Amendment No. 8 Effective Date, continue to be owing under the Credit Agreement or such other Loan Documents until paid in accordance therewith. This Amendment is a Loan Document.

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Section 11.      Severability. The provisions of Section 10.11 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 12.      Counterparts. The provisions of Section 10.19 of the Existing Credit Agreement are hereby incorporated by reference, mutatis mutandis, as if originally made a part hereof.

Section 13.      Governing Law. THE PROVISIONS OF SECTION 10.14 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 14.      Waiver of Jury Trial; Submission to Jurisdiction. THE PROVISIONS OF SECTIONS 10.15 AND 10.16 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AS IF ORIGINALLY MADE A PART HEREOF.

Section 15.      Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

RADNET, INC.

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: President

RADNET MANAGEMENT, INC.

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: President

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ADVANCED IMAGING PARTNERS, INC.

ADVANCED NA, LLC

ADVANCED RADIOLOGY, LLC

AMERICAN RADIOLOGY SERVICES LLC

AMERICAN RADIOLOGY SERVICES OF DELAWARE, INC.

BEVERLY RADIOLOGY MEDICAL GROUP, INC.

COMMUNITY IMAGING PARTNERS, INC.

DELAWARE IMAGING PARTNERS, INC.

DIAGNOSTIC IMAGING SERVICES, INC.

ERAD, INC.

FRI II, INC.

FRI, INC.

HEALTHCARE RHODE ISLAND LLC

IDE IMAGING PARTNERS, INC.

IMAGE MEDICAL CORPORATION

IMAGING ON CALL, LLC

MID ROCKLAND IMAGING PARTNERS, INC.

MISSION ADVANCED IMAGING CENTER, L.L.C.

NEW JERSEY IMAGING PARTNERS, INC.

PACIFIC IMAGING PARTNERS, INC.

PRONET IMAGING MEDICAL GROUP, INC.

QUESTAR IMAGING, INC.

QUESTAR VICTORVILLE, INC.

RADIOLOGIX, INC.

RADIOLOGY ALLIANCE DELIVERY SYSTEM, LLC

RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

RADNET MANAGED IMAGING SERVICES, INC.

RADNET MANAGEMENT I, INC.

RADNET MANAGEMENT II, INC.

RADNET SUB, INC.

RADSITE, LLC

RAVEN HOLDINGS U.S., INC.

ROLLING OAKS IMAGING CORPORATION

ROLLING OAKS RADIOLOGY, INC.

SOCAL MR SITE MANAGEMENT, INC.

TREASURE COAST IMAGING PARTNERS, INC.

VALLEY IMAGING PARTNERS, INC.

PARK WEST CIRCLE REALTY, LLC

By:	/s/ Howard G. Berger
Howard G. Berger, M.D., as Vice President of Diagnostic Imaging Services, Inc., as Co-President of Pronet Imaging Medical Group, Inc., and as President of each of the other above listed entities

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BEVERLY RADIOLOGY MEDICAL GROUP, III

By: Beverly Radiology Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: President

By: Breastlink Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: President

By: Pronet Imaging Medical Group, Inc., its general partner

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: Co-President

HEALTH DIAGNOSTICS OF NEW JERSEY, L.L.C.

By: New Jersey Imaging Partners, Inc., its sole member

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: President

RADAR MEDICAL SYSTEMS, L.L.C.

By: Image Medical Corporation, its manager

By:	/s/ Howard G. Berger
Name: Howard G. Berger, M.D.
Title: President

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BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

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BARCLAYS BANK PLC,
as a 2020 Incremental Revolving Lender, Revolving Lender, the Swing Line Lender and Issuing Bank

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

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Truist Bank (as successor by merger to SunTrust Bank)

By:	/s/ Anton Brykalin
Name: Anton Brykalin
Title: Vice President

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JPMORGAN CHASE BANK, N.A.,

By:	/s/ Ling Li
Name: Ling Li
Title: Executive Director

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Capital One, National Association,
as a 2020 Incremental Revolving Lender

By:	/s/ Matthew Corrado
Name: Matthew Corrado
Title: Duly Authorized Signatory

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Royal Bank of Canada,
as a 2020 Incremental Revolving Lender

By:	/s/ Steven T. Bachman
Name: Steven T. Bachman
Title: Authorized Signatory

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SCHEDULE 1.01(b) TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment
Barclays Bank PLC	$41,000,000
Truist Bank (as successor by merger to SunTrust Bank)	$41,000,000
JPMorgan Chase Bank, N.A.	$40,000,000
Capital One, National Association	$37,500,000
Royal Bank of Canada	$20,500,000
Credit Suisse AG	$15,000,000
Total	$195,000,000.00

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